COCA-COLA ENTERPRISES INC.                  EXHIBIT 99
                                                                 PAGE 1 0F 2
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (Unaudited; in millions except per share data)


                                        First Quarter
                                     ------------------   Percent
                                      1994      1993(1)    Change
                                     -------    -------   -------
Net Operating Revenues               $ 1,320    $ 1,208      9%
Cost of sales                            799        731      9%
                                     -------    -------
Gross Profit                             521        477      9%
Selling, general and administrative
  expenses                               452        408     11%
                                     -------    -------
Operating Income                          69         69      -
Interest expense, net                     80         83     (4)%
Other nonoperating expenses, net           2          1      -
                                     -------    -------
Income (Loss) Before Income Taxes        (13)       (15)    13%
Income tax expense (benefit)              (7)       (10)     -
                                     -------    -------
Net Income (Loss)                         (6)        (5)     -
Preferred stock dividend
 requirements                              1          -      -
                                     -------    -------
Net Income (Loss) Applicable to
  Common Share Oweners               $    (7)   $    (5)     -
                                     =======    =======

Average Common Shares Outstanding        129        129      -
                                     =======    =======

Net Income (Loss) Per
  Common Share (2)                   $ (0.06)   $ (0.04)     -
                                     =======    =======

Cash Operating Profit Data:
Operating income                     $    69    $    69      -
Depreciation                              69         57     21%
Amortization                              43         41      5%
                                     -------    -------
Cash operating profit (3)            $   181    $   167      8%
                                     =======    =======

Volume Growth - First Quarter 1994
  as compared to First Quarter
  1993: (4)

    Bottle/can volume growth                                 9%
    Fountain gallon volume growth                            9%


See Notes to Condensed Financial Information.

                      COCA-COLA ENTERPRISES INC.                EXHIBIT 99
                                                                PAGE 2 OF 2
               NOTES TO CONDENSED FINANCIAL INFORMATION
                  First Quarter Ended April 1, 1994
                       (Unaudited; in millions)


The Company's press release on the results of operations for the first quarter of 1994 was released to the public on April 13, 1994. This condensed financial information is prepared for the purpose of filing a summary of first quarter 1994 financial information, which was included in the Company's press release on April 13, 1994, with the Securities and Exchange Commission.

(1)   On June 30, 1993, the Company acquired from The Coca-Cola
      Company: (i) Coca-Cola Beverages Nederland B.V. in the Netherlands; (ii) Roddy Coca-Cola Bottling Company, Inc.; and (iii) Coca-Cola Bottling of Johnson City, Tennessee. The results of operations of these companies are included in the Condensed Consolidated Statements of Operations from the date of the acquisition.

(2)   Per share data calculated prior to rounding to millions.

(3) Reported first quarter 1994 cash operating profit includes the effect of acquisitions referred to in note (1) above. After appropriate adjustments to first quarter 1993 for the effects of these acquisitions, comparable first-quarter 1994 cash operating profit increased approximately 2% as compared to first quarter 1993.

(4) Adjusting 1993 volume for the effect of acquisitions, physical case bottle/can volume would have increased approximately 1.5%, and fountain gallon volume would have increased approximately 6%, for first-quarter 1994 as compared to first-quarter 1993.